                                                                 EXHIBIT 99(a)


LEHMAN COMMERCIAL PAPER INC.                      LEHMAN BROTHERS INC.
3 WORLD FINANCIAL CENTER                          3 WORLD FINANCIAL CENTER
NEW YORK, NEW YORK  10285                         NEW YORK, NEW YORK 10285

                              April 30, 1999

                             COMMITMENT LETTER

Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street
29th Flr.
New York, New York 10022


OSI Acquisition Inc.
126 East 56th Street
29th Flr.
New York, New York 10022

Ladies and Gentlemen:

          This commitment letter agreement (together with all exhibits and schedules hereto, the "COMMITMENT LETTER") will confirm the understanding and agreement among Lehman Commercial Paper Inc., as Administrative Agent under both the Credit Facilities and the Interim Loan Agreement referred to below, ("LCPI" or the "ADMINISTRATIVE AGENT"), Lehman Brothers Inc., as exclusive advisor, bookmanager and lead arranger ("LEHMAN BROTHERS"), Bruckmann, Rosser, Sherrill & Co., Inc. (collectively with certain of its employees, directors and their affiliates, the "SPONSOR") and OSI Acquisition Inc., a newly formed wholly owned subsidiary of the Sponsor (the "Company") in connection with the proposed financing for the acquisition of all of the issued and outstanding common stock (except for that portion of common stock retained by members of the management or their designees) of O'Sullivan Industries Holdings, Inc., a Delaware corporation (together with each of its subsidiaries, the "ACQUIRED BUSINESS"). We understand that the Company proposes to sign an agreement with the Acquired Business (the "ACQUISITION AGREEMENT") whereby the Company will acquire all of the issued and outstanding common stock (except for that portion of common stock retained by members of the management or their designees) of the Acquired Business through a merger with and into the Acquired Business (the "ACQUISITION"). As used below, the defined term "Company" shall mean both the Company prior to the Acquisition and the Company together with the Acquired Business, after giving effect to the Acquisition.

          You have advised us that the total funds needed to finance the Acquisition (including fees and expenses (which will not exceed $23.0 million) and the refinancing of approximately $28.2 million of existing debt of the Acquired Business) will be approximately $339.3 million and that such funds will be provided as follows: (i) $165.0 million of borrowings by the Company under a Senior Term Loan Facility, with an additional $60.0 million Revolving Credit Facility which the Sponsor anticipates will not be drawn at closing (collectively, the "CREDIT FACILITIES") among the Company, LCPI and the financial institutions party thereto, (ii) the issuance by the Company of $115.0 million in aggregate principal amount of Senior Subordinated Notes due 2009 (the "NOTES") and (iii) up to $47.2 million of equity securities (the "EQUITY FINANCING")



                                     Page 2
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to be contributed to the Company in cash by the Sponsor or its affiliates or retained by members of the management of the Acquired Business. Following the Acquisition, the Company and its respective subsidiaries will not have any debt or equity outstanding except as described in this paragraph and $30.8 million of senior preferred stock issued as part of the merger consideration.

     1.   The Commitments.
          ---------------

          (a) You have requested (i) that LCPI (collectively with each other financial institution that becomes a lender under the Credit Facilities, "SENIOR LENDERS") commit to provide the entire amount of the Credit Facilities upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Summary of Terms of Credit Facilities attached hereto as Exhibit A (the "CREDIT FACILITIES TERM SHEET") and (ii) that LCPI, (collectively with each other investor that becomes a lender under the Interim Loans (as defined below), the "Interim LENDERS"; the Interim Lenders and the Senior Lenders being referred to herein collectively as the "LENDERS" commit to provide the Company $115.0 million in senior subordinated interim loans (the "INTERIM LOANS"), upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Summary of Terms of Interim Loans attached hereto as Exhibit B (the "INTERIM LOANS TERM SHEET").

          (b) Based on the foregoing, LCP1 is pleased to confirm by this Commitment Letter its commitment to you (the "SENIOR LOAN COMMITMENT") to




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provide or cause one of its affiliates to provide the entire amount of the
Credit Facilities.

          (c) Based on the foregoing, LCPI is pleased to confirm by this Commitment Letter its commitment to you (the "INTERIM LOAN COMMITMENT"), to provide or cause one of its affiliates to provide the entire amount of the Interim Loans, You further agree that if LCPI determines in its sole discretion that it would be advisable to structure the Interim Loans as securities to facilitate syndication of the Interim Loan Commitments or for any other reason, that the documentation contemplated by this Commitment Letter will be appropriately modified to provide for an issuance of senior subordinated interim notes having terms as nearly identical as practicable to those of the Interim Loans.

          (d) Pursuant to an Engagement Letter, dated as of April 30, 1999 (the "ENGAGEMENT LETTER"); among you and Lehman Brothers, as further consideration for the Interim Loan Commitments, you have engaged Lehman Brothers to act as your exclusive underwriter, exclusive initial purchaser and/or exclusive placement agent in connection with the sale of the Permanent Securities (as defined in the Engagement Letter) and in connection with certain other matters.

          (e) It is agreed that Lehman Brothers will act as the sole and exclusive advisor, bookmanager and lead arranger for the Credit Facilities and the Interim Loans and that LCPI will act as the sole and exclusive Administrative Agent for the Credit Facilities and the Interim Loans. Each of Lehman Brothers and LCPI will perform the duties and exercise





                                     Page 4
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the authority customarily performed and exercised by it in its respective role.
You agree that no other agents, co-agents, arrangers or bookmanager will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Credit Facilities Term Sheet or the Fee Letters referred to below) will be paid in connection with the Credit Facilities or the Interim Loans unless you and we shall so agree.

          (f) The commitments and agreements of the Lenders described herein are subject to the negotiation, execution and delivery on or before November 30, 1999 of definitive documentation with respect to the Credit Facilities and the Interim Loans, satisfactory to the Lenders and their respective counsel and to the other conditions set forth or referred to in the Credit Facilities Term Sheet, the Interim Loan Term Sheet and the Funding Conditions attached hereto as Exhibit C. Those matters that are not covered by the provisions hereof or of the Credit Facilities Term Sheet or the Interim Loan Term Sheet are subject to the approval and agreement of the applicable Lenders, the Sponsor and the Company.

     2. Fees and Expenses. In consideration of the execution and delivery of this Commitment Letter by LCPI as a Senior Lender, you agree jointly and severally to pay the fees and expenses set forth in Annex A-1 to the Credit Facilities Term Sheet and in the Credit Facilities Fee Letter, dated the date hereof, in each case, as provided therein and subject to paragraph 9 hereof. In consideration of the execution and delivery of this Commitment Letter by each of the Interim Lenders, you agree jointly and severally, but subject to paragraph 9 hereof, to pay the fees and expenses contemplated by





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the Interim Loan Fee Letter, dated the date hereof (each of the Interim Loan Fee
Letter and the Credit Facilities Fee Letter being referred to as a "FEE LETTER" and collectively as the "FEE LETTERS").

     3.   Indemnification.
          ---------------

          (a) The Sponsor and the Company hereby jointly and severally agree to indemnify and hold harmless each of LCPI, Lehman Brothers, the other Interim Lenders and each of their respective affiliates and each of their respective officers, directors, employees, affiliates, advisors and agents (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facilities, the Interim Loans, the Term Loans, the Exchange Notes, the use of the proceeds therefrom, the Acquisition, any of the other transactions, or securities contemplated by this Commitment Letter or the Engagement Letter, any other transaction related thereto or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for all legal and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein); PROVIDED, HOWEVER, that no indemnified




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person shall be entitled to indemnity hereunder in respect of any loss claim, damage, liability or expense to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of such indemnified person. In no event will any indemnified person be liable for consequential damages as a result of any failure to fund any of the Credit Facilities or the Interim Loans contemplated hereby or otherwise in connection with the Credit Facilities or Interim Loans.

          (b) The Sponsor and the Company further agree that, without the prior written consent of LCPI as Senior Lender and each of the interim LENDERS, which consent will not be unreasonably withheld, none of them will enter into any settlement of a lawsuit, claim or other proceeding arising out of this Commitment Letter or the transactions contemplated by this Commitment Letter unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all indemnified persons.

          (c) The Sponsor, the Company and the Lenders agree that if any indemnification or reimbursement sought pursuant to this Section 3 is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of such indemnified person, then, whether or not a Senior Lender or an Interim Lender is the indemnified person, the Sponsor and the Company, on the one hand, and the Senior Lenders or the Interim Lenders, as the case may be, on the other hand (pro rata




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in accordance with their respective Commitments), shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Sponsor and the Company, on the one hand, and the Senior Lenders or the Interim Lenders, as the case may be, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Sponsor and the Company, on the one hand, and the Senior Lenders or the Interim Lenders, on the other hand, as well as any other equitable considerations; PROVIDED, HOWEVER, that in no event shall the amount to be contributed by a Senior Lender or an Interim Lender pursuant to this paragraph exceed the amount of the fees actually received by such Senior Lender or Interim Lender under this Commitment Letter or the applicable Fee Letter.

     4. Expiration of Commitment. The Senior Loan Commitments and the Interim Loan Commitments shall expire at 5:00 p.m., New York City time, on May 21, 1999 unless you shall have executed and returned a copy of this Commitment Letter, each of the Fee Letters and the Engagement Letter to the Lenders prior to the expiration of the Commitments, in which event each Lender agrees to hold its respective Commitment available for you until the earlier of (i) the termination of the Acquisition Agreement, (ii)



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the consummation of the Acquisition without the funding of the Credit Facilities or Interim Loans, as the case may be, and (iii) 5:00 p.m,, New York City time, on November 30, 1999. The date and time of expiration of the Senior Loan Commitment and the Interim Loan Commitment is sometimes referred to herein as the "COMMITMENT EXPIRATION DATE."

     5.   Confidentiality.
          ---------------

          (a) This Commitment Letter and the Engagement Letter and the terms and conditions contained herein and therein shall not be disclosed by the Sponsor to any person or entity (other than the Acquired Business or such of your and their agents and advisers as need to know and agree to be bound by the provisions of this paragraph and as required by law) without the prior written consent of the applicable Lenders. The Fee Letters and the terms and conditions contained therein shall not be disclosed by the Sponsor to any person or entity (other than such of your agents and advisers as need to know and agree to be bound by the provisions of this paragraph and as required by law) without the prior written consent of the applicable Lenders.

          (b) You acknowledge that Lehman Brothers and its affiliates (the term "Lehman Brothers" being understood to refer hereinafter in this paragraph to include such affiliates, including LCPI) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Lehman



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Brothers will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by Lehman Brothers of services for other companies, and Lehman Brothers will not furnish any such information to other companies. You also acknowledge that Lehman Brothers has no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies,

     6.   Assignment and Syndication.
          --------------------------

          (a) The parties hereto agree that LCPI and Lehman Brothers shall have the right to syndicate the Credit Facilities, the Interim Loans and/or the Senior Loan Commitments and the Interim Loan Commitments (collectively, the "COMMITMENTS") to a group of financial institutions or other investors identified by us in consultation with you. Lehman Brothers will manage all aspects of any such syndication, including decisions as to the selection of institutions to be approached and when they will be approached, the acceptance of commitments, the amounts offered, the amounts allocated and the compensation provided. The Sponsor and the Company agree to use all commercially reasonable efforts to assist Lehman Brothers and LCPI in any such syndication process, including, without limitation, (i) ensuring that the syndication efforts benefit materially from the existing lending relationships of the Sponsor and the Company, (ii) direct contact between senior management and advisors of the Sponsor and the Company and the proposed Lenders, (iii) assistance in the preparation of Confidential



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Information Memoranda and other marketing materials to be used in connection with any syndication, including causing such Confidential Information Memoranda to conform to market standards as reasonably determined by Lehman Brothers and LCPI and (iv) the hosting, with Lehman Brothers, of one or more meetings of prospective Lenders, and, in connection with any such Lender meeting, your consultation with Lehman Brothers and LCPI with respect to the presentations to be made at such meeting, and your making available appropriate officers and representatives to rehearse such presentations prior to such meetings, as reasonably requested by Lehman Brothers and LCPI. You also agree that, at your expense, you will work with Lehman Brothers and LCPI to procure a rating for the Credit Facilities and/or the Interim Loans by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

          (b) To assist Lehman Brothers and LCPI in their syndication efforts, you agree promptly to prepare and provide to Lehman Brothers and LCPI all information with respect to the Company, the Acquired Business, the Acquisition and the other transactions contemplated hereby, including all financial information and projections (the "PROJECTIONS", as they may reasonably request. You hereby represent and covenant that (i) all information other than the Projections (the "INFORMATION") that has been or will be made available to Lehman Brothers and LCPI by you or any of your representatives is or will be when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material



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fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lehman Brothers and LCPI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Credit Facilities and the Interim Loans we may use and rely on the information and projections without independent verification thereof.

          (c) To ensure an orderly and effective syndication of the Senior Loans and the Interim Loans, you agree that, from the date hereof until the later of the termination of the syndication as determined by Lehman Brothers and 90 days following the date of initial funding under the Senior Loans and the Interim Loans, you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt or preferred equity security of the Company or any of its subsidiaries (other than the indebtedness contemplated hereby), including any renewals or refinancings of any existing debt facility, without the prior written consent of Lehman Brothers. Upon the Closing Date, any assignment or syndication of the Credit Facilities and the Interim Loans shall be governed by the provisions of the definitive documentation relating thereto.

          (d) Lehman Brothers and LCPI shall be entitled,



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after consultation with the Company, to change the pricing, terms and structure of the Credit Facilities and/or the Interim Loans if Lehman Brothers and LCPI determine that such changes are advisable to ensure a successful syndication of the Credit Facilities and/or the Interim Loans; provided, that with respect to the Credit Facilities in no event will the Applicable Margin be increased or decreased by more than 50 basis points without the consent of the Company. Lehman Brothers and LCPI shall also be entitled to reduce the total principal amount of either the Credit Facilities or the Interim Loans; provided that any reduction in any such total principal amount is offset by a corresponding increase in the amount of the Credit Facilities or the Interim Loans, as the case may be. The provisions of this Section 6(d) shall survive the closing of the Credit Facilities and the Interim Loans until the termination of syndication as determined by Lehman Brothers, and the Company agrees to enter into, and to cause, such amendments to the final documentation as may be necessary or reasonably requested by Lehman Brothers to document any changes to the Credit Facilities and the Interim Loans made pursuant to this Section 6(d).

     7. Survival. The provisions of this Commitment Letter relating to the payment of fees and expenses, indemnification and contribution, and confidentiality, and the provisions of Section 8 below will survive the expiration or termination of any commitment hereunder or this Commitment Letter (including any extensions) and the execution and delivery of definitive financing documentation.

     8.   Choice of Law, Jurisdiction, Waivers.
          ------------------------------------



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          (a) This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. To the fullest extent permitted by applicable law, the Sponsor and the Company hereby irrevocably submit to the jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter or either of the Fee Letters and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The Sponsor and the Company, hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Commitment Letter or either of the Fee Letters.

          (b) No Senior Lender or interim Lender shall be liable in any respect for any of the obligations or liabilities of any the other Senior Lender or Interim Lender under this letter or arising from or relating to the transactions contemplated hereby.

     9. Acquired Business to Become a Party; Termination of Certain Sponsor



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Obligations. The Sponsor and the Company hereby agree to cause the Acquired
Business (including each of the Guarantors) to become jointly and severally liable, effective upon the closing of the Acquisition, for any and all liabilities and obligations of the Sponsor or the Company relating to or arising out of any of the Sponsor's or the Company's duties, responsibilities and obligations hereunder. The obligations of the Sponsor under Sections 2 and 3 of this Agreement shall terminate once this Agreement has become a legal, valid and binding agreement of the Acquired Business and such Guarantors.

     10.  Miscellaneous.
          -------------

          (a) This Commitment Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          (b) Neither the Company nor the Sponsor may assign any of their respective rights, or be relieved of any of their respective obligations, without the prior written consent of each of the Lenders. In connection with any syndication of all or a portion of the Senior Loan Commitments and/or the Interim Loan Commitments, the rights and obligations of each of the Lenders hereunder may be assigned, in whole or in part, as provided above, and upon such assignment, such Lender shall be relieved and novated hereunder from the obligations of such Lender with respect to any portion


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of its Senior Loan Commitment or Interim Loan Commitment that has been assigned as provided above.

          (c) This Commitment Letter and the attached Exhibits and Schedules set forth the entire understanding of the parties hereto as to the scope of the Commitment and the obligations of the Lenders hereunder. This Commitment Letter shall supersede all prior understandings and proposals, whether written or oral, between any of the Lenders and you relating to any financing or the transactions contemplated hereby. This Commitment Letter shall be in addition to the agreements of the parties contained in the Engagement Letter.

          (d) This Commitment Letter has been and is made solely for the benefit of the Sponsor, the Company, the Lenders, the indemnified persons, and their respective successors and assigns, and nothing in this Commitment Letter, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Commitment Letter or the agreements of the parties contained herein.

          (e) As you know, the Lenders, including Lehman Brothers, may be full service financial firms and as such from time to time may effect transactions for their own account or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated by this Commitment Letter.

          (f) Lehman Brothers also will provide financial advisory services to the Company with respect to the transaction to which this Commitment



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


Letter relates. The Company agrees that Lehman Brothers has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company, provided that Lehman Brothers will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld,

          If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this Commitment Letter.

                                Very truly yours,

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By:/s/ William Gallagher
                                           -----------------------------
                                        Name:
                                        Title:  Authorized Signatory



                                        LEHMAN BROTHERS INC.


                                        By:/s/ William Gallagher
                                           -----------------------------
                                        Name:
                                        Title:  Authorized Signatory

Accepted and agreed to as of the
  date first above written:


BRUCKMANN, ROSSER, SHERRILL & CO., INC.


By:/s/ Stephen F. Edwards
   -------------------------------
   Name:
   Title: Authorized Signatory


OSI ACQUISITION INC.

By:/s/ Stephen F. Edwards
   -------------------------------
   Name:
   Title: Authorized Signatory

                      EXHIBIT A TO COMMITMENT LETTER
                      ------------------------------

                   SUMMARY OF TERMS OF CREDIT FACILITIES
                   -------------------------------------

          Set forth below is a summary of certain of the terms of the Senior Term Loan Facilities, the Revolving Credit Facility and the documentation related thereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Commitment Letter to which this Summary of Terms is attached and of which it forms apart.

I.   PARTIES
     -------

     COMPANY........................... The Company.

     GUARANTORS........................ Each of the Company's direct and indirect subsidiaries (other than
                                        certain foreign subsidiaries (the
                                        "GUARANTORS"; the Company and the
                                        Guarantors, collectively, the "CREDIT
                                        PARTIES").

     ADVISOR, LEAD ARRANGER
       AND BOOK MANAGER................ Lehman Brothers Inc. (in such capacity, the "ARRANGER").

     ADMINISTRATIVE AGENT.............. Lehman Commercial Paper Inc. (in such capacity, the "ADMINISTRATIVE AGENT").

     SENIOR LENDERS.................... A syndicate of banks, financial institutions and other entities arranged by the Administrative Agent after consultation with the Company
                                        (collectively, the "SENIOR LENDERS").

II.  TYPES AND AMOUNTS OF CREDIT FACILITIES
     --------------------------------------

     SENIOR TERM LOAN FACILITIES....... Senior Term Loan Facilities (the "SENIOR
                                        TERM LOAN FACILITIES" in an aggregate
                                        amount equal to $165.0 million (the
                                        loans thereunder, the "SENIOR TERM
                                        LOANS") as follows:

       Tranche A Term Loan Facility.... A 6-year term loan facility (the
                                        "TRANCHE A TERM LOAN FACILITY") in an
                                        aggregate principal amount equal to
                                        $40.0 million (the loans thereunder, the "TRANCHE A TERM LOANS"). the Tranche A Term Loans shall be repayable in quarterly installments in amounts to be agreed upon until the date that is 6 years after the Closing Date (as defined below).

       Tranche B Term Loan Facility...  A 7 1/2-year term loan facility (the
                                        "TRANCHE B TERM LOAN FACILITY") in an
                                        aggregate principal amount equal to
                                        $125.0 million (the loans thereunder,
                                        the "TRANCHE B TERM LOANS". The Tranche
                                        B Term Loans shall be repayable in 30
                                        consecutive quarterly installments in
                                        amounts to be agreed.

        Availability................... The Senior Term Loans shall be made in a single drawing on the Closing Date (as
                                        defined below).



        Purpose........................ The proceeds of the Senior Term Loans shall be used to finance the Acquisition and to pay related fees and expenses.

     REVOLVING CREDIT FACILITY......... 6-year revolving credit facility (the
                                        "REVOLVING CREDIT FACILITY");

        Facility....................... together with the Senior Term

                                        Loan Facilities, (the "CREDIT
                                        FACILITIES") in an aggregate principal
                                        amount equal to $60.0 million (the loans thereunder, the "REVOLVING CREDIT LOANS").

        Availability................... The Revolving Credit Facility shall be available on a revolving basis during
                                        the period commencing on the Closing
                                        Date and ending on the sixth anniversary thereof (the "REVOLVING CREDIT TERMINATION DATE").

        Letters of Credit.............. A portion of the Revolving Credit
                                        Facility not in excess of $20.0 million
                                        shall be available for the issuance of
                                        letters of credit (the "LETTERS OF
                                        CREDIT") by a Senior Lender to be
                                        selected in the syndication process (in
                                        such capacity, the "ISSUING SENIOR
                                        LENDER). No Letter of Credit shall have
                                        an expiration date after the earlier of
                                        (i) one year after the date of issuance
                                        and (ii)
                                        five business days prior to the
                                        Revolving Credit Termination Date;
                                        provided that any Letter of Credit with
                                        a one-year tenor may provide for the
                                        renewal thereof for additional one year
                                        periods (which shall in no event extend
                                        beyond the date referred to in clause
                                        (ii) above).


                                        Drawings under any Letter of Credit
                                        shall be reimbursed by the Company
                                        (whether with its own funds or with the
                                        proceeds of Revolving Credit Loans) on
                                        the same business day. To the extent
                                        that the Company does not so reimburse
                                        the Issuing Senior Lender, the Senior
                                        Lenders under the Revolving Credit
                                        Facility shall be irrevocably and
                                        unconditionally obligated to reimburse
                                        the Issuing Senior Lender on a pro rata
                                        basis.

        Swing Line Loans............... A portion of the Revolving Credit
                                        Facility not in excess of

                                        $10.0 million shall be available for
                                        swing line loans (the "SWING LINE
                                        LOANS") from a Senior Lender to be
                                        selected in the syndication process (in
                                        such capacity, the "SWING LINE SENIOR
                                        LENDER") on same-day notice. Any such
                                        Swing Line Loans will reduce
                                        availability under the Revolving Credit
                                        Facility on a dollar-for-dollar basis.
                                        Each Senior Lender under the Revolving
                                        Credit Facility shall acquire, under
                                        certain circumstances, an irrevocable
                                        and unconditional pro rata participation in each Swing Line Loan.

        Maturity....................... The Revolving Credit Termination Date.

        Purpose........................ The proceeds of the Revolving Credit
                                        Loans shall be used to finance the
                                        working capital needs of the Company and its subsidiaries in the ordinary course of business.

III. CERTAIN PAYMENT PROVISIONS
     --------------------------

     FEES AND INTEREST RATES........... As set forth on Annex A-I.

     OPTIONAL PREPAYMENTS AND
       COMMITMENT REDUCTIONS........... Loans may be prepaid in minimum amounts to be agreed upon. Optional prepayments
                                        of the Senior Term Loans shall be
                                        applied to the Tranche A Term Loans and
                                        the Tranche B Term Loans ratably and to
                                        the installments thereof ratably in
                                        accordance with the then outstanding
                                        amounts thereof and may not be
                                        reborrowed. Notwithstanding the
                                        foregoing, so long as any Tranche A Term
                                        Loans are outstanding, each holder of
                                        Tranche B Term Loans shall have the
                                        right to refuse up to 100% of such
                                        prepayment allocable to its Tranche B
                                        Term Loans and the amount so refused
                                        will be applied to prepay the Tranche A
                                        Term Loans.

        MANDATORY PREPAYMENTS AND
          COMMITMENT REDUCTIONS........ The following amounts shall be applied to prepay the Senior

                                        Term Loans and reduce the Revolving
                                        Credit Facility:

                                        (a)  100% of the net proceeds of any
                                             sale, issuance or incurrence of
                                             certain indebtedness after the
                                             Closing Date by the Company or any
                                             of its subsidiaries (subject to
                                             certain carve outs to be agreed
                                             on); provided, however, that such
                                             net proceeds shall first be applied
                                             to any outstanding amounts owed to
                                             the Interim Lenders under the
                                             Interim Loans or the Term Loans;

                                        (b)  100% of the net proceeds of any
                                             sale or other disposition
                                             (including as a result of casualty
                                             or condemnation) by the Company or
                                             any of its subsidiaries of any
                                             assets (except for the sale of
                                             inventory in the ordinary
                                             course of business and certain
                                             other dispositions to be agreed
                                             on); and

                                       (c)   75% of excess cash flow (to be
                                             defined in a mutually satisfactory
                                             manner) for each fiscal year of the
                                             Company (commencing with the fiscal
                                             year in which the Closing Date
                                             occurs); provided, however that
                                             such amount shall be reduced to 50%
                                             during such time that the Maximum
                                             Leverage (to be defined) is less
                                             than 3.0 to 1.0.

                                        All such amounts shall be applied,
                                        first, to the prepayment of the Senior
                                        Term Loans and, second, to the permanent reduction of the Revolving Credit Facility. Each such prepayment of the Senior Term Loans shall be applied to the Tranche A Term Loans and the Tranche B Term Loans and to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed. Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans shall have the right to refuse up to 100% of such prepayment allocable to its Tranche B Term Loans and the amount so refused will be applied to prepay the Tranche A Term Loans.

IV. COLLATERAL
    ----------                          The obligations of each Credit Party in
                                        respect of the Credit Facilities shall
                                        be secured by a perfected first priority security interest in all of its tangible and intangible assets (including, without limitation, intellectual property, real property and all of the capital stock of the Company and each of its direct and indirect domestic subsidiaries, and 2/3 of the capital stock of certain of its first tier foreign subsidiaries) except
                                        (i) with respect to those assets subject to liens in connection with Industrial
                                        Revenue Refunding Bonds issued to refund and redeem the bonds used to finance the cost of the acquisition and construction of the Company's Virginia manufacturing facility, which shall be secured by a perfected second priority security interest and (ii) for those assets as to which the Administrative Agent shall determine in its sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby,

V.   CERTAIN CONDITIONS
     ------------------

     INITIAL CONDITIONS................ The availability of the Credit
                                        Facilities is subject to the
                                        conditions set forth on Exhibit C to the Commitment Letter.

     ON-GOING CONDITIONS............... The making of each extension of credit shall be conditioned upon (i) the
                                        accuracy of all representations and
                                        warranties in the definitive financing
                                        documentation with respect to the Credit
                                        Facility (the "CREDIT DOCUMENTATION")
                                        (including, without limitation, the
                                        material adverse change and litigation
                                        representations) and (ii) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of Credit.

V1.  CERTAIN DOCUMENTATION MATTERS..... The Credit Documentation shall contain representations, warranties, covenants
                                        and events of default customary for
                                        financings of this type and other terms
                                        deemed appropriate by the Senior
                                        Lenders,
                                        including, without limitation:

        REPRESENTATIONS AND
          WARRANTIES................... Financial statements (including pro forma financial statements); absence of
                                        undisclosed liabilities; no material
                                        adverse change; corporate existence;
                                        compliance with law; corporate power and authority; enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; environmental matters;
                                        solvency; labor matters; accuracy of
                                        disclosure; creation and perfection of
                                        security interests; and Year 2000
                                        Matters.

        AFFIRMATIVE COVENANTS.......... Delivery of financial statements, reports, accountants' letters,
                                        projections, officers' certificates
                                        and other information requested by the
                                        Senior Lenders; payment of other
                                        obligations; continuation of business
                                        and maintenance of existence and
                                        material rights and privileges;
                                        compliance with laws and material
                                        contractual obligations; maintenance of
                                        property and insurance; maintenance of
                                        books and records; right of the Senior
                                        Lenders to inspect property and books
                                        and records; notices of defaults,
                                        litigation and other material events;
                                        compliance with environmental laws;
                                        further assurances (including, without
                                        limitation, with respect to security
                                        interests in after acquired property);
                                        and agreement to obtain within 90 days
                                        after the Closing Date interest rate
                                        protection in amount and upon terms to
                                        be agreed.

        FINANCIAL COVENANTS............ Financial covenants (including, without limitation, minimum interest and fixed charge coverage and tangible net worth and maximum leverage).

        NEGATIVE COVENANTS............. Limitations on: indebtedness (including preferred stock of subsidiaries); liens;
                                        guarantee obligations; mergers,
                                        consolidations, liquidations and
                                        dissolutions; sales of assets; leases;
                                        dividends and other payments in respect
                                        of capital stock; capital expenditures;
                                        investments, loans and advances;
                                        optional payments and modifications of
                                        subordinated and other debt instruments;
                                        transactions with affiliates; sale and
                                        leasebacks; changes in fiscal year;
                                        negative pledge clauses; changes in
                                        lines of business.

        EVENTS OF DEFAULT.............. Nonpayment of principal when due;
                                        nonpayment of interest, fees or other
                                        amounts after a grace period
                                        to be agreed upon; material inaccuracy
                                        of representations and warranties;
                                        violation of covenants (subject, in the
                                        case of certain affirmative covenants,
                                        to a grace period to be agreed upon);
                                        cross-default; bankruptcy events;
                                        certain ERISA events; material
                                        judgments; actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest; and a change of control (the definition of which is to be agreed).

        VOTING......................... Amendments and waivers with respect to the Credit Documentation shall require
                                        the approval of Senior Lenders holding
                                        not less than a majority of the
                                        aggregate amount of the Senior Term
                                        Loans, Revolving Credit Loans
                                        participations in Letters of Credit and
                                        Swingline Loans and unused commitments
                                        under
                                        the Credit Facilities, except that (i)
                                        the consent of each Senior Lender
                                        affected thereby shall be required with
                                        respect to (a) reductions in the amount
                                        or extensions of the scheduled date of
                                        amortization or final maturity of any
                                        Loan, (b) reductions in the rate of
                                        interest or any fee or extensions of any due date thereof, (c) increases in the amount or extensions of the expiry date of any Senior Lender's commitment and
                                        (d) modifications to the pro rata
                                        provisions of the Credit Documentation
                                        and (ii) the consent of 100% of the
                                        Senior Lenders shall be required with
                                        respect to (a) modifications to any of
                                        the voting percentages and (b) releases
                                        of all or substantially all of the
                                        Guarantors or all or substantially all
                                        of the collateral. In addition, the
                                        consent of Senior Lenders
                                        holding a majority of the aggregate
                                        amount of the Tranche A Term Loans or
                                        the Tranche B Term Loans, as the case
                                        may be, shall be required with respect
                                        to certain modifications affecting the
                                        Senior Term Loan Facility.

        ASSIGNMENTS AND
          PARTICIPATIONS............... The Senior Lenders shall be permitted to assign and sell participations in their
                                        Loans and commitments, subject, in the
                                        case of assignments (other than
                                        assignments (i) by the Administrative
                                        Agent, (ii) to another Senior Lender or
                                        to an affiliate of a Senior Lender or
                                        (iii) of funded Senior Term Loans), to
                                        the consent of the Administrative Agent
                                        and the Company (which consent in each
                                        case shall not be unreasonably
                                        withheld). Non-pro rata assignments
                                        shall be permitted. In the case of
                                        partial assignments (other than
                                        to another Senior Lender or to an
                                        affiliate of a Senior Lender), the
                                        minimum assignment amount shall be $5.0
                                        million, and, after giving effect
                                        thereto, the assigning Senior Lender
                                        shall have commitments and Loans
                                        aggregating at least $2.5 million, in
                                        each case unless otherwise agreed by the Company, and the Administrative Agent. Participants shall have the same benefits as the Senior Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Senior Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit Facilities only necessary to upon request.

        YIELD PROTECTION............... The Credit Documentation shall contain customary provisions (i) protecting the
                                        Senior Lenders against increased costs
                                        or loss of yield resulting from changes
                                        in reserve, tax, capital adequacy and
                                        other requirements of law and from the
                                        imposition of or changes in withholding
                                        or other taxes and (ii) indemnifying the Senior Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex A-I) on a day other than the last day of an interest period with respect thereto.

        EXPENSES AND
          INDEMNIFICATION.............. The   Company  shall  pay  (i)  all
                                        reasonable  out-of pocket  expenses
                                        of the Administrative Agent and the

                                        Arranger    associated   with   the
                                        syndication     of    the    Credit
                                        Facilities  and  the   preparation,
                                        execution,       delivery       and
                                        administration    of   the   Credit
                                        Documentation  and any amendment or
                                        waiver   with    respect    thereto
                                        (including  the  reasonable   fees,
                                        disbursements  and other charges of
                                        counsel) and (ii) all out-of-pocket
                                        expenses   of  the   Administrative
                                        Agent   and  the   Senior   Lenders
                                        (including the fees,  disbursements
                                        and other  charges of  counsel)  in
                                        connection  with the enforcement of
                                        the Credit Documentation.

                                        The Administrative Agent, the Arranger
                                        and the Senior Lenders (and their
                                        affiliates and their respective
                                        officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof
                                        (except to the extent resulting from
                                        the gross negligence or willful
                                        misconduct of the indemnified party).

        GOVERNING LAW AND FORUM........ State of New York.

        SENIOR LENDERS' COUNSEL........ Latham & Watkins.

                                                                  ANNEX A-I
                                                                  ---------

                         INTEREST AND CERTAIN FEES
                         -------------------------

        INTEREST RATE OPTIONS.......... The Company may elect that the Loans comprising each borrowing bear interest
                                        at a rate per annum equal to:

                                        (i)  the   Base   Rate   plus   the
                                        Applicable Margin; or

                                        (ii) the Eurodollar Rate plus tile
                                        Applicable Margin.

                                        provided, that all Swing Line Loans
                                        shall bear interest based upon
                                        the Base Rate.

                                        As used herein:

                                        "BASE RATE" means the highest of (i) the rate of interest publicly announced by Bankers Trust Company as its prime rate in effect at its principal office in New York City (the "PRIME RATE"), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

                                        "APPLICABLE    MARGIN"    means   a
                                        percentage determined in accordance
                                        with  the  pricing  grid   attached
                                        hereto as Annex A-II

                                        "EURODOLLAR RATE" means the rate
                                        (adjusted for statutory reserve
                                        requirements for eurocurrency
                                        liabilities) at which eurodollar
                                        deposits for one, two, three or six
                                        months (as selected by the Company)
                                        are offered in the interbank eurodollar
                                        market,

        INTEREST PAYMENT DATES......... In the case of Loans bearing interest based upon the Base Rate ("BASE RATE
                                        LOANS"), quarterly in arrears.

                                        In the case of Loans bearing interest
                                        based upon the Eurodollar Rate
                                        ("EURODOLLAR LOANS"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

        COMMITMENT FEES................ The Company shall pay a commitment fee calculated at the applicable rate per
                                        annum set forth in Annex A-II on the
                                        average daily unused portion of the
                                        Revolving Credit Facility, payable
                                        quarterly in arrears. Swing Line Loans
                                        shall, for purposes of the commitment
                                        fee calculations only, not be deemed to
                                        be a utilization of the Revolving Credit
                                        Facility.

        LETTER OF CREDIT FEES.......... The Company shall pay a commission on all outstanding Letters of Credit at a
                                        per annum rate equal to the Applicable
                                        Margin then in effect with respect to
                                        Eurodollar Loans on the face amount of
                                        each such Letter of Credit. Such
                                        commission shall be shared ratably among the Senior Lenders participating in the Revolving Credit Facility and shall be payable quarterly in arrears.

                                        In addition to letter of credit
                                        commission, a fronting fee calculated at a rate per annum to be agreed upon by the Company and the Issuing Bank on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Senior Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Senior Lender for its own account.

        DEFAULT RATE................... At any time when the Company is in default in the payment of any amount of
                                        principal due under the Credit
                                        Facilities, such amount shall bear
                                        interest at 2% above the rate otherwise
                                        applicable thereto. Overdue interest,
                                        fees and other amount shall bear
                                        interest at 2% above the rate applicable to Base Rate Loans.

        RATE AND FEE BASIS............. All  per   annum   rates  shall  be
                                        calculated  on the  basis of a year
                                        of 360  days (or 365  days,  in the
                                        case  of  Base   Rate   Loans   the
                                        interest  rate  payable on which is
                                        then  based on the Prime  Rate) and
                                        the actual number of days elapsed.

                                                            ANNEX A-II
                                                            ----------

        PRICING GRID - SENIOR TERM LOANS AND REVOLVING CREDIT LOANS
        -----------------------------------------------------------

-----------------------------------------------------------------------------------------------
Ratio of                      Applicable Margin-       Commitment  Applicable Margin- Base Rate
Total                         Eurodollar Loans[*]        Fee[*]       Loans[*]
Debt to
EBITDA
-----------------------------------------------------------------------------------------------
                              Tranche A    Tranche B                Tranche A &   Tranche B
                              & Revolver                            Revolver

(Less than)    5.0: 1-0       2.75%        3.00%        0.50%       1.75%         2.00%

(Less than)    4.0: 1.0       2.50%        3.00%        0.50%       1.50%         2.00%

(Less than)    3.0: 1.0       2.25%        3.00%        0.375%      125%          2.00%

(Greater than) 3.0: 1.0       1.75%        3.00%        0.375%      0.75%         2.00%




*Notwithstanding the foregoing grid, the Applicable Margin and Commitment Fee Rate for Tranche A Term Loans and the Revolving Credit Loans for the period from the Closing Date until the date of delivery to the Administrative Agent of the Company's financial statements for the first two fiscal quarters following the Closing Date will be 2.75% (Eurodollar Rate Loans), 1.75% (Base Rate Loans) and 0.50% (Commitment Fee Rate) respectively.

                      EXHIBIT B TO COMMITMENT LETTER
                      ------------------------------

                     SUMMARY OF TERMS OF INTERIM LOANS
                     ---------------------------------

          Set forth below is a summary of certain of the terms of the Interim Loans and the Interim Loan Agreement. Capital terms used and not otherwise defined herein have the meanings set forth in the Commitment Letter to which this Summary of Terms is attached and of which it forms a part.

        COMPANY........................ The Company.

        ARRANGER....................... Lehman Brothers.

        ADMINISTRATIVE AGENT AND
          DOCUMENTATION AGENT.......... LCPI.

        LOANS ......................... $115.0 million of Senior Subordinated
                                        Increasing Rate Loans due 2000 (the
                                        "INTERIM LOANS").

        SUBORDINATION.................. The Interim Loans and all obligations with respect thereto will be
                                        subordinated in right of payment to the
                                        payment in full of all obligations of
                                        the Company under the Credit Facilities
                                        and certain refinancings thereof on
                                        terms satisfactory to the Lenders
                                        in their sole discretion. The Company
                                        will not be permitted to incur any
                                        indebtedness that is subordinated to any borrowings under the Credit Facilities and senior to any other indebtedness of the Company. Nothing in the subordination provisions will prevent any holder of Interim Loans from receiving and retaining any proceeds originally received by the Company or any subsidiary of the Company that were used to repay Interim Loans to the extent required under the "Mandatory Repayment" provision described below, and the same may be retained by such holder free and clear of any claims by holders of any debt, pursuant to these subordination provisions or otherwise.

        USE OF PROCEEDS................ Proceeds from the Interim Loans will be used to fund, in part, the Acquisition.

        MATURITY....................... 365 days from the date of initial funding (the "MATURITY DATE"), The
                                        initial date of funding of the Interim
                                        Loans is hereinafter referred to as the
                                        "CLOSING DATE," which shall be no later
                                        than November 30, 1999.

        MANDATORY ROLLOVER............. If (i) the Interim Loans are not repaid in full on or prior to the Maturity Date and (ii) the conditions precedent set forth in Exhibit B to the Commitment Letter are satisfied, then the Interim Loans will be automatically extended on the Maturity Date into Term Loans due 2009 of the Company (the "TERM LOANS" in an aggregate principal amount equal to the aggregate principal amount of Interim Loans so extended. The Term Loans will have the terms set forth in Annex B-I to the Commitment Letter. Under certain circumstances, Term Loans may be exchanged by the holders thereof for Exchange Notes. The Exchange Notes will have the Terms set forth in Annex B-I to the Commitment Letter. The Exchange Notes will be issued, undated, on the Closing Date and placed in an escrow account and held by a mutually agreeable fiduciary pending such exchange.

        INTEREST....................... The Interim Loans will bear interest at a variable per annum rate equal to the
                                        sum of (i) a base rate to be selected by the Company on the date of funding equal to either (a) the one- or three-month London Interbank Offered Rate, reset monthly or quarterly, as the case may be (the "LIBOR RATE") or (b) the Base Rate (as defined in the Credit facilities Term Sheet), in each case calculated on the basis of the actual number of days elapsed in a year of 360 days, plus

                                        (ii) a spread (the "SPREAD") equal
                                        to (a) 600 basis points in case of the
                                        LIBOR Rate or (b) 500 basis points in
                                        case of the Base Rate. The Spread will
                                        increase by 50 basis points upon each
                                        90-day anniversary of the date of
                                        funding of the Interim Loans. The
                                        interest rate on the Interim Loans (i)
                                        will not at any time exceed 18% per
                                        annum and (ii) will not at any time be
                                        less than 11% per annum. To the extent
                                        that the total interest payable on the
                                        Interim Loans on any interest payment
                                        date exceeds 14% per annum, the Company
                                        shall have the option to pay such excess interest by capitalizing such interest as additional Interim Loans. Interest will be payable quarterly, in arrears, on the Maturity Date and on the date of any prepayment of the Interim Loans. Notwithstanding the limitations set forth in this paragraph, interest will accrue on any overdue amount (whether interest or principal, including default interest), to the extent lawful, at a rate per annum equal to 200 basis points over the then current interest rate on the Interim Loans, until such amount (plus all accrued and unpaid interest) is paid in full. For Interim Loans outstanding after the Maturity Date, interest will be payable on demand at the default rate.

        GUARANTEES..................... The Interim Loans will be guaranteed on a senior subordinated basis by each
                                        affiliate of the Company that guarantees all or a portion of the indebtedness under the Credit facilities (the "GUARANTORS". A subsidiary's guarantee will be released upon the sale of such subsidiary, subject to use of the proceeds therefrom to repay Interim Loans and/or borrowings under the Credit Facilities.

        MANDATORY REPAYMENT............ The Company will repay Interim Loans with the net proceeds from (i) any
                                        direct or indirect public offering or
                                        private placement of the Notes, the High
                                        Yield Securities or any other debt
                                        securities of the Company or any of the
                                        Company's subsidiaries or any equity
                                        securities of the Company or any direct
                                        or indirect parent holding company of
                                        the Company, (ii) the incurrence of any
                                        other indebtedness by the Company or any subsidiary of the Company or any direct or indirect parent holding company of the Company (other than under the Credit Facilities and certain permitted indebtedness as in effect on the Closing
                                        Date) and (iii) any future issuances or
                                        sales
                                        of stock of subsidiaries or sales of
                                        assets (subject to customary ordinary
                                        course exceptions) by the Company or any subsidiary of the Company, subject, in the case of clauses (ii) and (iii) only, to the required prior repayment of any amount outstanding under the Credit Facilities, in each case at 100% of the principal amount of the Interim Loans repaid, plus accrued fees and all accrued and unpaid interest and fees to the date of the repayment.

        CHANGE OF CONTROL..............Each holder of Interim Loans will be entitled to require the Company, and the Company must offer, to repay the Interim Loans held by such holder at a price of 101% of principal amount, plus accrued fees and all accrued and unpaid interest to the date of repayment, upon the occurrence of a Change of Control (as defined in the Interim Loan Agreement).

        OPTIONAL REPAYMENT............. The Interim Loans may be repaid, in whole or in part on a pro rata basis, at the option of the Company at any time upon five business days' prior written notice at a price equal to 100% of the principal amount thereof, plus accrued fees and all accrued and unpaid interest to the date of repayment.

        PAYMENTS....................... Payments by the Company will be made by wire transfer of immediately available
                                        funds.

        TRANSFERABILITY................ With the consent of the Administrative
                                        Agent (which consent shall not be
                                        unreasonably withheld) (other than in
                                        the case of transfers or sales to
                                        Permitted Assignees pursuant to which no consent is required), each of the Interim Lenders will be free to sell or transfer all or any part of its Interim Loans to any third party and to pledge any or all of the Interim Loans to any commercial bank or other institutional lender. Participations will not require the consent of the Company or the Administrative Agent.

        AMENDMENTS..................... Modifications to the terms of the
                                        Interim Loan Agreement may be made with
                                        the consent of the holders of a majority in aggregate principal amount of the Interim Loans then outstanding, except that without the consent of each holder of Interim Loans affected thereby, no modification or change may (i) extend the maturity or time of payment of interest of any Interim Loans, (ii) reduce the rate of interest or the principal amount of any Interim Loans,
                                        (iii) alter the repayment provisions of
                                        the Interim Loans, (iv) change the
                                        subordination provisions in a manner
                                        that would adversely affect the holders
                                        of the Interim Loans
                                        or (v) reduce the percentage of holders
                                        necessary to modify or change the
                                        Interim Loans.

        COST AND YIELD PROTECTION...... The Interim Lenders shall receive cost and yield protection customary for
                                        facilities and transactions of this
                                        type, including but not limited to
                                        breakage costs incurred in connection
                                        with any repayment of the Interim Loans
                                        on a day other than the last day of an
                                        interest period, compensation in respect of prepayments, taxes (including but not limited to gross-up provisions for withholding taxes imposed by any domestic or foreign governmental authority, including taxes relating to gross-up payments), changes in capital requirements, guidelines or policies or their interpretation or application, illegality, change in circumstances, reserves and other provisions deemed necessary by the Interim Lenders to provide customary protection for U.S. and non-U.S. financial institutions.

        REPRESENTATIONS AND
          WARRANTIES................... The Interim Loan Agreement will contain such representations and warranties of
                                        the Company and the Guarantors as are
                                        customary for financings of this kind or deemed appropriate by the Interim Lenders for this transaction in particular (in their sole discretion).


        COVENANTS...................... The Interim Loan Agreement will contain such covenants of the Company and the
                                        Guarantors as are usual and customary
                                        for financings of this kind or as are
                                        otherwise deemed appropriate by the
                                        Interim Lenders for this transaction in
                                        particular (in their sole discretion).

        CONDITIONS PRECEDENT........... The obligation of each of the Interim
                                        Lenders to provide or
                                        cause one of its affiliates to provide
                                        the Interim Loans will be subject to the conditions set forth on Annex C to the Commitment Letter.

        EVENTS OF DEFAULT; REMEDIES.... The Interim Loan Agreement will contain such events of default as are customary
                                        for financings of this kind or deemed
                                        appropriate by the Interim Lenders for
                                        this transaction in particular (in their sole discretion), including, without limitation, compliance with the Interim Loan Fee Letter. If the Company or the Sponsor fails to comply with the provisions of the Interim Loan Fee Letter in any material respect at any time, then the Interim Lenders shall be entitled to unilaterally amend the provisions of the Interim Agreement (and related documents) relating to interest rate, optional redemption, maturity, the issuance of warrants and registration rights so as to reflect the terms of the High Yield Securities and warrants that would have been issued in accordance with the Interim Loan Fee Letter had the Company and the Sponsor complied therewith.

        GOVERNING LAW.................. State of New York.

        INTERIM LENDERS' COUNSEL....... Latham & Watkins.

                                                                  ANNEX B-I
                                                                  ---------

             SUMMARY OF TERMS OF TERM LOANS AND EXCHANGE NOTES
             -------------------------------------------------

     Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter to which this Annex B-I is attached.

        COMPANY........................ The Company.

        TERM LOANS..................... On the Maturity Date, subject to satisfaction of the conditions set forth below, the outstanding Interim Loans will be automatically extended into Term Loans. The Term Loans will be governed by the provisions of the Interim Loan

                                        Agreement and, except as expressly
                                        set forth below, shall have the same
                                        terms as the Interim Loans.

        EXCHANGE NOTES................. At any time on or after the Maturity
                                        Date, a holder of Term Loans may
                                        exchange, in connection with the
                                        transfer of a Term Loan to any person
                                        other than a person who was an Interim
                                        Lender on the Maturity Date and with the consent of the Administrative Agent, all or a portion of the Term Loans to be transferred for Exchange Notes having a principal amount equal to the principal amount of the Term Loan for which it is exchanged and having a fixed interest rate equal to the interest rate on the Term Loan at the time of transfer.

                                        The Company will issue Exchange Notes
                                        under an indenture that complies with
                                        the Trust Indenture Act of 1939, as
                                        amended (the "INDENTURE"). The Company
                                        will appoint a trustee reasonably
                                        acceptable to the Administrative Agent.
                                        The Exchange Notes and the Indenture
                                        will be fully executed and deposited
                                        into escrow on the Closing Date.

        MATURITY....................... The Term Loans and the Exchange Notes
                                        will mature on the ninth anniversary of
                                        the Maturity Date (the "FINAL RISK
                                        MATURITY DATE").

        CONDITIONS PRECEDENT........... The obligation of each of the Interim
                                        Lenders to convert the Interim Loans to
                                        Term Loans will be subject to the
                                        following conditions:

                                        1.   No Defaults. No event of default,
                                             or event which with the giving of
                                             notice or the lapse of time, or
                                             both, would become an Event of
                                             Default shall have occurred and be
                                             continuing under the Interim Loan
                                             Agreement, the Engagement

                                    Letter, the Fee Letter or any other document executed in connection therewith (collectively, the "INTERIM LOAN DOCUMENTATION") and no payment default shall have occurred and be continuing under the Credit Facilities.

                                        2.   Payment of Fees and Accrued
                                             Interest. The Company shall have
                                             paid in immediately available funds
                                             all accrued and unpaid interest
                                             with respect to the Interim Loans
                                             and all fees then due and owing,
                                             in accordance with the terms of
                                             the Interim Loan Documentation.

                                        3.   Shelf Registration.  The Shelf
                                             Registration   Statement   (as
                                             defined   under  the   heading
                                             "Registration  Rights"  below)
                                             with  respect to the  Exchange
                                             Notes  shall  have been
                                        filed with the Securities and Exchange
                                        Commission.

        INTEREST RATE.................. The Term Loans will bear interest at an increasing rate equal to the Initial
                                        Rollover Rate plus the Rollover Spread
                                        (as defined below). The interest rate on the Term Loans in effect at any time shall not exceed 18% per annum or be less than 13.5% per annum. To the extent interest payable on the Term Loans on any quarterly interest payment date is at a rate that exceeds 14% per annum, the Company shall have the option to pay such excess interest by capitalizing such interest as additional Term Loans. Notwithstanding the limitations set forth in this paragraph, interest will accrue on any overdue amount (whether interest or principal, including defaulted interest), to the extent lawful, at a rate per annum equal to 200 basis points over the then current interest rate, until such amount (plus all accrued and unpaid interest) is paid in full.

                                        "INITIAL ROLLOVER RATE" shall be
                                        determined as of the Maturity Date of
                                        the Interim Loans and shall equal the
                                        interest rate borue by the Interim Loans on the day immediately preceding the Maturity Date.

                                        "ROLLOVER SPREAD" shall be 50 basis
                                        points during the 90-day period
                                        commencing on the Maturity Date. The
                                        Rollover Spread shall increase by 50
                                        basis points upon each 90-day
                                        anniversary of the Maturity Date.

                                        Interest on the Term Loans and Exchange
                                        Notes will be payable quarterly in
                                        arrears on the first business day of
                                        each fiscal quarter of the Company, on
                                        the Maturity Date of the Term Loans and
                                        Exchange

                                        Notes and on the date of any prepayment
                                        thereof.

        SUBORDINATION.................. Same as Interim Loans.

        GUARANTEES..................... Same as Interim Loans.

        MANDATORY REPAYMENT............ Same as Interim Loans.

        CHANGE OF CONTROL.............. Same as Interim Loans.

        OPTIONAL REPAYMENT............. Except as set forth below, the Term
                                        Loans may be repaid or redeemed, in
                                        whole or in part,  at the option of
                                        the  Company  at any time upon five
                                        business days' prior written notice
                                        at a  price  equal  to  100% of the
                                        principal   amount  thereof,   plus
                                        accrued  fees and all  accrued  and
                                        unpaid interest to the date of
                                        repayment.

                                        The Exchange Notes will be redeemable at any time, in whole or in part, at the option of the Company, subject to a customary make-whole premium of treasuries plus 50 basis points.

        YIELD PROTECTION............... Same as Interim Loans.

        PAYMENTS....................... Same as Interim Loans.

        COVENANTS...................... Same as Interim Loans, in the case of the Term Loans. The Exchange Notes will
                                        have covenants customary for an
                                        indenture governing a high yield senior
                                        subordinated note issue (but more
                                        restrictive in certain respects, as
                                        determined by the Administrative Agent
                                        in its sole discretion).

        EVENTS OF DEFAULT.............. Same as Interim Loans, in the case of the Term Loans. The Exchange Notes will
                                        have events of default that are
                                        customary for an indenture governing a
                                        high yield senior subordinated note
                                        issue (but more restrictive in certain
                                        respects, as determined by the
                                        Administrative Agent in its sole
                                        discretion).

        TRANSFERABILITY................ Unlimited except as otherwise provided by law.

        DEFEASANCE PROVISIONS.......... None with respect to Term Loans. The
                                        Exchange Notes will have defeasance
                                        provisions customary for high yield
                                        securities.

        AMENDMENTS..................... Same as Interim Loans.

        REGISTRATION RIGHTS............ Prior to the Maturity Date, the Company
                                        will be required to file a shelf
                                        registration statement with respect to
                                        the Exchange Notes (a "SHELF
                                        REGISTRATION STATEMENT"). The filing of
                                        the Shelf Registration Statement will be a condition precedent to the extension of Interim Loans to Term Loans. The Company and the Guarantors, jointly and severally, will pay liquidated damages in the form of increased interest of 50 basis points on the principal amount of Exchange Notes outstanding to holders of Exchange Notes (i) if the Shelf Registration Statement is not declared effective by the SEC within 60 days of the Maturity Date, until such Shelf Registration Statement is declared effective, and (ii) during any period of time (subject to customary exceptions) following the effectiveness of the Shelf Registration Statement that such Shelf Registration Statement is not available for sales thereunder. After 12 weeks, the liquidated damages shall increase by 50 basis points, and shall increase by 50 basis points for each 12 week period thereafter to a maximum increase in interest of 200 basis points (such damages to be payable in the form of additional Exchange Notes, if the interest rate thereon exceeds 14% per annum). In addition, unless and until the Company has caused the Shelf Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" in the registration of any debt or preferred equity securities (subject to customary scale-back provisions) that are registered by the Company (other than on a Form S-4) unless all the Exchange Notes will be redeemed or repaid from the proceeds of such securities. The Company will be required to effect an "A/B" exchange offer to all holders of Exchange Notes within 60 days of the issuance of the Exchange Notes if the holders of a majority in principal amount of the Exchange Notes then outstanding so request.

                       EXHIBIT C TO COMMITMENT LETTER
                       ------------------------------

                             FUNDING CONDITIONS
                             ------------------

Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter to which this Exhibit C is attached and of which it forms a part. The availability of the Interim Loans and the Credit Facilities is conditioned upon satisfaction of, among other things, the conditions precedent summarized below (the date upon which all such conditions precedent shall be satisfied and the Interim Loans and Credit Facilities will be funded, the "CLOSING DATE") on or before November 30, 1999.

(a) Each Credit Party shall have executed and delivered definitive financing documentation with respect to the Interim Loans and the Credit Facilities in form and substance satisfactory to the Lenders containing the terms and conditions described herein and other terms and conditions customary for similar transactions and the conditions thereto shall have been satisfied, including lien searches, solvency opinions, environmental reports and legal opinions.

(b) There shall not exist (pro forma for the Acquisition and the financing thereof) any default or event of default under the Credit Facilities, the Interim Loan Agreement or under any other material indebtedness or agreement of the Company or the Acquired Business.

(c) The Company shall have received (i) up to $47.2 million in cash or contributed capital from the issuance or retention of its equity securities to the Sponsor, its affiliates, or by members of the management of the Acquired Business and (ii) and shall have issued $28.0 million of its preferred stock, in each case, on terms satisfactory to the Lenders it being understood that the terms and conditions on Exhibit A to the Sponsor's bid letter dated April 30, 1999 are satisfactory. The capital structure of each Credit Party after the Acquisition shall be as described in the Commitment Letter.

(d) The Acquisition shall have been consummated for an aggregate purchase price not exceeding $372.0 million (including fees and expenses not exceeding $23.0 million in the aggregate) pursuant to documentation satisfactory to the Lenders, and no provision thereof shall have been waived, amended, supplemented or otherwise modified.

(e) The Sponsor and the Company shall have complied with all of their obligations under and agreements in the Commitment Letter, the Engagement Letter and the Fee Letters, including without limitation, their obligations with respect to the marketing of High Yield Securities.

(f) There shall not have occurred or become known to the Lenders any event, development or circumstance that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the Acquisition, (ii) the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Company and its subsidiaries, taken as a whole, or the Acquired Business and its subsidiaries, taken as a whole, or that calls into question in any material respect the projections previously supplied to the Lenders or any of the material assumptions on which the projections were prepared or (iii) the validity or enforceability of any of the Credit Documentation or the documents relating to the Interim Loans or the rights and remedies of the Administrative Agent and the Lenders thereunder.

(g) There shall not have occurred any material adverse change, as determined by the Lenders in their sole discretion, in the financial or capital markets generally, or in the markets for bank loan or bridge loan syndication, or high yield debt in particular or affecting the syndication or funding of bank loans or bridge loans (or the refinancing thereof) that may have a material adverse impact on the ability to sell or place the Notes or the High Yield Securities or to syndicate the Credit Facilities or the Interim Loans.

(h) All governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Acquisition, the financing contemplated hereby and the continuing operations of the Company and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof.

(i) The Lenders shall have received audited and unaudited financial statements of the Company, the Guarantors and the Acquired Business and all other completed or probable acquisitions (including pro forma financial statements) meeting the requirements of Regulation S-X for a form S-1 registration statement under the Securities Act of 1933, as amended, including an audit of the twelve months ended June 30, 1999 of the Acquired Business, and all such financial statements shall be satisfactory in form to the Lenders.